UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 9, 2006 (November 9, 2006)
INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9722	63-0573222

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

One Madison Industrial Park IW 2000, Huntsville, AL	35894-0001

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 730-2000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On November 9, 2006, Intergraph Corporation (“Intergraph”) issued a press release announcing that it has entered into a memorandum of understanding with plaintiffs’ counsel and other named defendants regarding the settlement of two purported class action lawsuits, previously consolidated, that have been filed on behalf of Intergraph’s stockholders following the announcement of the merger between Intergraph and Cobalt Merger Corp. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     As described in greater detail in the definitive proxy statement filed with the Securities and Exchange Commission on October 19, 2006 (the “Proxy Statement”) and in Intergraph’s Form 10-Q for the period ended September 30, 2006, two purported class action lawsuits, which were later consolidated, were filed beginning on September 5, 2006 in the Chancery Court for the State of Delaware in and for New Castle County.
     Under the terms of the memorandum, Intergraph, the other named defendants and the plaintiffs have agreed to settle the lawsuit subject to court approval. If the court approves the settlement contemplated in the memorandum, the lawsuit will be dismissed with prejudice.
     Pursuant to the terms of the memorandum, Intergraph has agreed to make available additional information, including financial information, to its stockholders. The additional information is contained below in this Report and should be read in conjunction with the Proxy Statement. In return, the plaintiffs agreed to the dismissal of the actions and to withdraw all motions filed in connection with such actions. In addition, Intergraph agreed to pay the legal fees and expenses of plaintiffs’ counsel, subject to the approval by the court. This payment will not affect the amount of merger consideration to be paid in the merger. The details of the settlement will be set forth in a notice to be sent to Intergraph’s stockholders prior to a hearing before the court to consider both the settlement and plaintiffs’ fee application.
     The settlement will not affect the merger consideration to be paid to stockholders of Intergraph in connection with the proposed merger between Intergraph and Cobalt Merger Corp. or the timing of the special meeting of stockholders of Intergraph scheduled for Monday, November 20, 2006, beginning at 11:00 a.m., local time, in the Building 15b Auditorium at Intergraph’s principal executive offices located at 170 Graphics Drive, Madison, Alabama 35758 to vote upon a proposal to adopt the merger agreement between Intergraph and Cobalt Merger Corp. and to approve the merger.
     Intergraph denies all of the allegations in the lawsuit and believes that its disclosures are appropriate under the law. Nevertheless, Intergraph and the other defendants have agreed to settle the purported class action litigation in order to avoid costly litigation and eliminate the risk of any delay to the closing of the merger.
*      *      *
     The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement. All page references in the information below shall refer to those contained in the Proxy Statement, and terms used below shall have the meanings set forth in the Proxy Statement unless otherwise defined below):
     Projected Financial Information
     Intergraph’s senior management does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, senior management did provide financial forecasts to the board of directors, Goldman Sachs and the sponsor group in connection with their consideration of a possible leveraged buyout of Intergraph. We have included a subset of these projections to give our stockholders access to certain nonpublic information deemed material by our board of directors for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that management, our board of directors, Goldman Sachs, the sponsor group or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.
     Intergraph believes the assumptions Intergraph’s management used as a basis for the projections were reasonable at the time the projections were prepared, given the information Intergraph’s management had at the time. However, Intergraph advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Intergraph’s control. The projections do not take into account any circumstances or events occurring after the date they were prepared and also reflect numerous estimates and assumptions related to the business of Intergraph that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Intergraph’s control and that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of Intergraph, including the factors described under “Special Note Regarding Forward-Looking Statements” beginning on page 11. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year.
     The financial projections were prepared for internal use and to assist the sponsor group and Goldman Sachs with their respective due diligence investigations of Intergraph and not with a view toward public disclosure or toward complying with United States generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Intergraph’s independent registered public accounting firm has not examined or compiled any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assumes no responsibility for them.
     Additionally, since the date of the projections described below, Intergraph has made publicly available its actual results of operations for the quarter and nine months ended September 30, 2006 (the “Form 10-Q”). You should review the Form 10-Q for the quarter ended September 30, 2006, which is incorporated herein by this reference, to obtain this information. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections.
     For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, Intergraph does not intend to update, or otherwise revise the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.
     For purposes of rendering its financial opinion in connection with the merger, Goldman Sachs assumed that the financial projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Intergraph. Goldman Sachs did not assist management in the preparation of the financial projections. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Intergraph or any of its subsidiaries, and, except for the Real Estate Appraisals, Goldman Sachs was not furnished with any evaluation or appraisal of the assets or liabilities of Intergraph or any of its subsidiaries. See “The Merger—Opinion of Goldman Sachs & Co.” beginning on page 25.

	Projections
	2006E	2007E	2008E
	(dollars in millions)
Total Revenue	613,560	665,393	720,320
Revenue Growth	6.4%	8.4%	8.3%
Gross Profit	322,360	352,289	384,446
Gross Margin	52.5%	52.9%	53.4%
Operating Income Before Restructuring	65,787	84,624	97,786
Operating Margin Before Restructuring	10.7%	12.7%	13.6%
EBITDA Before Restructuring	97,907	117,017	130,385
EBITDA Margin Before Restructuring	16.0%	17.6%	18.1%
Operating Income	55,397	84,624	97,786
Operating Margin	9.0%	12.7%	13.6%
Net Income	70,056	75,967	71,447
Certain IP Litigation Matters
     Intergraph owns and maintains a number of registered patents and registered and unregistered copyrights, trademarks, and service marks. The patents and copyrights held by Intergraph are the principal means by which Intergraph preserves and protects the intellectual property (“IP”) rights embodied in Intergraph’s products. Similarly, trademark rights held by Intergraph are used to preserve and protect the reputation of Intergraph’s registered and unregistered trademarks. Intergraph continuously evaluates various strategies for the protection of its IP, including both licensing and litigation. Such strategies are subject to known and unknown risks and uncertainties. The following is a discussion of material recent developments related to Intergraph’s pending IP enforcement activities.
     Clipper System Patents: As previously disclosed, Intergraph has entered into numerous historical patent infringement litigation settlements regarding Intergraph’s Clipper system patents. The Clipper system patents relate to memory management technology. The following is a discussion of material recent developments related to Intergraph’s IP enforcement activities with respect to the Clipper system patents.
     On March 31, 2006, Intergraph entered into a patent license agreement with Sony Corporation of Japan (“Sony”). The terms of the agreement require Sony to make a one-time, up-front royalty payment of $15.0 million for a paid-up worldwide license to Intergraph’s patent portfolio. This payment was received on June 16, 2006. Intergraph recorded after-tax IP income from this agreement of approximately $8.6 million, net of all fees and expenses, in the first quarter of 2006.
     On April 24, 2006, Intergraph announced a patent license agreement with Acer Incorporated (“Acer”). Under the terms of the agreement, Acer made a one-time, fully paid-up royalty payment of $7.5 million based on a 1% royalty on applicable product revenue. This payment was received on July 26, 2006. Intergraph recorded after-tax IP income from this agreement of approximately $4.3 million, net of all fees and expenses, in the second quarter of 2006.
     On June 14, 2006, Intergraph filed a patent infringement action with the Division for Civil Matters in the Hamburg, Germany Regional Court against Fujitsu Siemens Computers (“FSC”) alleging that certain FSC products infringe Intergraph’s European Clipper system patent. Intergraph seeks monetary damages in the form of royalty payments for the sale of FSC products which infringe Intergraph’s European Clipper patent. Thereafter, FSC filed a notice of its intent to defend, and requested an extension to file their legal response. FSC’s legal response was served on Intergraph in November 2006, and on the same day FSC filed a nullity action in the German patent office to nullify Intergraph’s European Clipper patent. Intergraph is currently evaluating FSC’s response and the nullity action and has requested a trial schedule from the Regional Court. Intergraph is currently awaiting a response on its request for a trial schedule.

     On June 28, 2006, Intergraph filed an infringement action against Toshiba Corporation (“Toshiba”) and NEC Corporation (“NEC”), together with various subsidiaries and affiliates of each, in the Northern District of California. The action alleged that certain Toshiba and NEC products infringe Intergraph’s Clipper system patents. Intergraph seeks monetary damages in the form of royalty payments for the sale of Toshiba and NEC products which infringe Intergraph’s Clipper system patents. Additionally, Intergraph seeks injunctive relief to prohibit the future sale of infringing products by Toshiba and NEC. Toshiba and NEC’s legal responses will likely be served on Intergraph in November 2006, with a case management conference scheduled thereafter in December 2006.
Real Estate Appraisals
     In January of 2006, Intergraph had appraisals performed on certain of its owned properties. The Intergraph North Campus Business Park was appraised, subject to the underlying assumptions and conditions set forth in the appraisal report, at $65.0 million, and the Intergraph South Campus Business Park was appraised, subject to the underlying assumptions and conditions set forth in the appraisal report, at $32.0 million. Intergraph substantially utilizes the North Campus Business Park, but does not materially utilize the South Campus Business Park. Accordingly, management only considers the South Campus Business Park as excess real property capable of being liquidated. Intergraph had, within the past year, received offers to purchase all or a portion of the South Campus Business Park, but such offers were below the appraised values pursuant to the Real Estate Appraisals.
Opinion of Goldman Sachs & Co. (pages 25-33)
     Sum of the Parts Analysis
     In calculating the implied enterprise value of the non-core assets, Goldman Sachs undertook the following analyses with respect to Intergraph’s interest in Bentley Systems, Inc. and the South Campus Business Park.
     Bentley Systems, Inc. stake. In calculating implied equity value of Intergraph, Goldman Sachs valued Intergraph’s approximate 25% diluted stake in Bentley Systems, Inc., or Bentley, by annualizing Bentley’s first quarter 2006 EBITDA, and applying valuation multiples consistent with software companies with a significant service component and a 30% private company liquidity discount. The valuation assumed a 36.0% tax rate and a tax basis in such stake of approximately $9.2 million.
     South Campus Business Park. Goldman Sachs utilized the valuation of the South Campus Business Park set forth in the Real Estate Appraisals and calculated after-tax proceeds of the South Campus Business Park of $24.3 million, assuming a 36.0% tax rate and a tax basis in such stake of approximately $10.5 million. Goldman Sachs used the Real Estate Appraisals in various analyses to account for the value of this excess real property.
     Selected Transactions Analysis
     For each of the selected transactions described on p. 30, Goldman Sachs analyzed the premia of the transaction price to the target’s average trading price over the average one-week and four-week periods prior to announcement of the transaction.
     The following table presents the results of this analysis:

	One-Week Average	Four-Week Average
Software Industry Premium Range	1.4% - 25.7%	10.3% - 37.3%
Software Industry Median Premium	13.0%	18.6%
Defense and Government Information Technology Premium Range	3.2% - 33.2%	11.0% - 43.1%
Defense and Government Information Technology Median Premium	28.0%	28.3%

     Goldman Sachs analyzed the multiples of enterprise value to EBITDA for the latest twelve months of financial information available for the transactions described on pp. 30-31. For the software industry transactions the median multiple was 13.8x and for the defense and government information technology industry transactions the median multiple was 14.4x.
     Discounted Cash Flow Analysis
     In conducting the discounted cash flow analyses, Goldman Sachs used discount rates ranging from 12.0% to 14.0% based upon its judgment of the estimated cost of capital of Intergraph, which included a weighted average cost of capital analysis of comparable companies. Goldman Sachs used perpetuity growth rates ranging from 3.50% to 5.50% based upon a premium to inflation across an assumed range of industry growth rates.
     Fees for Prior Services by Goldman Sachs
     As described on page 32, Goldman Sachs has provided certain investment banking services to Intergraph from time to time, including having acted as dealer manager of Intergraph’s repurchase of 10,000,000 shares of Intergraph common stock in the fourth quarter of 2003 and as counterparty in connection with Intergraph’s accelerated share repurchases of 3,797,949 shares and 5,407,000 shares of Intergraph common stock in July 2004 and March 2005, respectively. Goldman received fees of approximately $2.25 million, in the aggregate, in connection with these three matters.
Important Additional Information Concerning the Merger
     In connection with the proposed merger, Intergraph has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Intergraph at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Intergraph by contacting Intergraph Investor Relations, telephone: (256) 730-2720 or email: investorrelations@intergraph.com.
     Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph’s participants, which may be different from those of Intergraph’s stockholders generally, in the solicitation is set forth in Intergraph’s proxy statement and Reports on Form 10-K and Form 10-Q, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:
Exhibit 99.1       Press Release dated November 9, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERGRAPH CORPORATION
By:	/s/ Larry T. Miles
	Name:	Larry T. Miles
	Title:	Vice President and Controller

Date: November 9, 2006

EXHIBIT INDEX
Exhibit 99.1       Press Release dated November 9, 2006